Exhibit 10(l)
Wells Fargo Bank, National Association Non‑Employee Director Compensation Program
(Effective April 1, 2025)

Annual Board Member Retainer	$10,000
Annual Board Chair Retainer[1]	$15,000
Annual Regulatory Compliance Oversight Committee Chair Retainer	$10,000

_______________________
1 Paid in addition to Annual Board Member Retainer.